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INFORMATION FOR WHICH CONFIDENTIAL TREATMENT AN UNREDACTED VERSION OF THIS

Project Green Thumb August 2003

Special Committee Update

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Investor Bid Letters

OVERVIEW OF PRELIMINARY BIDS AND PROCESS A.

TABLE OF CONTENTS 1. APPENDIX

Project Green Thumb

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OVERVIEW OF PRELIMINARY BIDS AND PROCESS

Project Green Thumb

3 Financial Advisors *** *** Accounting Advisor *** *** *** *** *** *** or *** ***

CONFIDENTIAL TREATMENT REQUESTED Legal Advisors ***

Timing 60 days (to definitive proposal) 30 days (to definitive proposal) 3-5 weeks (to definitive proposal) 30 days (to definitive proposal) 3 weeks (to definitive proposal) 3 weeks (to definitive proposal) 75 days (to close) Net debt of $37.0 million. Financing Sources *** *** *** Net debt of $31.0 million. Equity Equity (d) Financing Senior, Sub, S/L*, Equity Senior, Sub, Senior, Sub, Senior, Sub, Equity Senior ($57), S/L* (34), Equity (29—43) Senior ($86), Equity (34—48) Senior ($57.2), Equity (65.5) Implied 2003E EBITDA Multiple 5.1x 4.7x—5.5x 4.6x 4.6x 4.4x—4.9x 4.4x—4.9x 4.6x Assumes 6.84 million fully-diluted shares.

(f)

Implied Enterprise Value Range $128.6 $120—140 $117.6 $117.6 $110.8—124.6 $116.8 $110.8—124.6

(b) (e) (e) Debt outstanding of $38.5 million. Net debt of $31.0 million.

(a) (c) Confidential material redacted and submitted separately to the Commission.

SUMMARY OF INITIAL BIDS Price ***

$14.50 $14.34—17.14 $14.00 $13.00—15.00 $13.00—15.00 $13.00—15.00 $12.50—13.50 Project Green Thumb S/L refers to a sale/leaseback transaction.

Preliminary Bids Scenario A Scenario B (f) Represents enterprise value at midpoint of $12.50—13.50 range. Investor *** *** *** *** *** *** Note: (a) Assumes 7.08 million fully-diluted shares. (b) Assumes 7.22 million fully-diluted shares. (c) Net debt of $33.0 million ($2.0 million of cash required to fund operations). (d) Verbal indication that current fund will commit to entire investment amount. (e) Assumes 6.14 to 6.24 million fully-diluted shares calculated using treasury stock method.

Bids *** *** *** *** *** *** 6 0 6

1 0 1

CONFIDENTIAL TREATMENT REQUESTED Interest (no meeting) ***

Passed (meeting) *** *** 2 0 2 Meetings *** *** *** *** *** *** *** *** *** 9 0 9

(Cont’d)

Initial Contacts *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** 27 16 43

Confidential material redacted and submitted separately to the Commission.

GREEN THUMB PROCESS OVERVIEW ***

*** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** Initial Contacts

Project Green Thumb Process Update

Financial Strategic Total

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APPENDIX

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INVESTOR BID LETTERS

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[Actual bid letters not included]